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                                                                      EXHIBIT 21

                               MEADOWCRAFT, INC.

                         SUBSIDIARIES OF THE REGISTRANT

Meadowcraft (UK) Limited
Registered for England and Wales

Meadowcraft De Mexico, S.A. De C.V.
San Luis, Rio Colorado
Sonora, Mexico